                                   EXHIBIT 21.1


                               LEVEL 8 SYSTEMS, INC.
                               LIST OF SUBSIDIARIES


DOMESTIC COMPANIES

Parent Company:

       Level 8 Systems, Inc.

       Date of Incorporation:       07/07/88
       State of Incorporation:      New York

Subsidiary:

       SEER Technologies, Inc.

       Date of Incorporation:       03/06/90
       State of Incorporation:      Delaware

       Level 8 Technologies, Inc.

       Date of Incorporation:       02/24/94
       State of Incorporation:      New York

       SEER Technologies (Worldwide Holdings) Limited

       Date of Incorporation:       02/26/92
       State of Incorporation:      Delaware

       ProfitKey International, Inc.

       Date of Incorporation:       05/17/85
       State of Incorporation:      Delaware

       Momentum Software Corporation

       Date of Incorporation:       03/27/90
       State of Incorporation:      Delaware

       Transfer Flow, Inc.

       Date of Incorporation:       12/11/95
       State of Incorporation:      Delaware

FOREIGN SUBSIDIARIES

Argentina:

       SEER Technologies de Argentine S.A.

       Date of Incorporation:       09/20/96

Australia:

       SEER Technologies Australia Pty Limited

       Date of Registration:        08/09/93

Barbados:

       SEER Technologies FSC, Inc.

       Date of Registration:        12/27/95

Benelux:

       Seer Technologies Benelux B.V.

       Date of Registration:        09/25/92

Brazil:

       SEER Technologies do Brazil Ltda.

       Date of Registration:        12/09/93

Canada:

       SEER Technologies Canada, Inc.

       Domestic Province:           Ontario
       Date of Registration:        05/18/94

       3020126 Canada Inc.

       Domestic Province:           Canada
       Date of Registration:        10/28/94

Denmark:

       SEER Technologies Denmark ApS

       Date of Registration:        04/01/94

France:

       SEER Technologies France S.A.R.L.

       Date of Incorporation:       06/09/95

Germany:

       SEER Technologies Europe (Deutschland) GmbH

       Date of Registration:        11/19/92

Ireland:

       SEER Technologies Ireland Limited

       Date of Registration:        03/11/95

Italy:

       SEER Technologies Italia S.r.L.

       Date of Registration:        08/07/92

Mexico:

       SEER Technologies de Mexico S.A. de C.V.

       Date of Registration:        11/08/95

Korea:

       SEER Korea Co., Limited

       Date of Registration:        07/07/97

Sweden:

       SEER Technologies Nordic AB

       Date of Registration:        07/09/92

Spain:

       SEER Technologies Espana, S.L.

       Date of Registration:        07/22/93

United Kingdom:

       SEER Technologies (U.K.) Limited

       Date of Registration:        01/07/92

       Momentum Software (Europe) Limited

       Date of Incorporation:       03/17/95
       State of Incorporation:      United Kingdom